Exhibit 99.1

Polypore International, Inc.
The Gibson Building
11430 North Community House Road
Suite 350
Charlotte, NC 28277
Tel: (704) 587-8409
Fax: (704) 587-8795

www.polypore.net

Polypore Announces Filing of Shelf Registration Statement and
Secondary Offering by Selling Stockholders

CHARLOTTE, N.C.,  December 7, 2010 — Polypore International, Inc. (NYSE: PPO) today announced the public offering of an aggregate of 4,000,000 shares of its common stock by certain selling stockholders of the Company, including Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P. (“Warburg Pincus”), and certain executive officers and directors of the Company.  The selling stockholders will receive all of the proceeds from this offering.  No shares are being sold by the Company.

Warburg Pincus is selling 3,156,838 shares of common stock in the offering.  After this offering, Warburg Pincus and its affiliates will beneficially own approximately 32% of the Company’s common stock.  The Company’s executive officers and directors participating in the offering, including the Company’s Chief Executive Officer, are selling an aggregate of 843,162 shares of common stock in the offering.

The offering is being made pursuant to a shelf registration statement filed earlier today with the Securities and Exchange Commission, which became effective immediately upon filing.

Barclays Capital Inc. will act as sole book-running manager for the offering.

The public offering is being made only by means of a prospectus.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.  Copies of the prospectus supplement and the accompanying prospectus may be obtained by contacting Barclays Capital, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, (888) 603-5847 or email barclaysprospectus@broadridge.com.

About Polypore International, Inc.

Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.

Forward-Looking Statement

This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “ intends,” “plans,” “believes,” “estimates,” and similar expressions are forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facilities; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the loss of senior management; the incurrence of additional debt, contingent liabilities and expenses in connection with future acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the significant amount of intangible assets we have recorded; adverse impact from legal proceedings on our financial condition; natural disasters, epidemics, terrorist acts and other events beyond our control; and economic uncertainty and the recent crisis in global credit and financial markets. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

CONTACT:

Polypore Investor Relations

(704) 587-8886

investorrelations@polypore.net